PRESS RELEASE

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Terry Nicklin	John McNamara
+44 (0)1954 713656	+1 212 827-3771

FOR IMMEDIATE RELEASE

CAMBRIDGE DISPLAY TECHNOLOGY ANNOUNCES DATE FOR 2005 SECOND QUARTER RESULTS AND CONFERENCE CALL

Cambridge, UK -- 28 July 2005 -- Cambridge Display Technology [Nasdaq: OLED], a global pioneer in the research, development and commercialisation of light emitting polymers (P-OLEDs), has announced that it will release its second quarter 2005 results on Wednesday August 10th, 2005.

Management will hold a conference call the same day at 12:30pm ET. The call will be webcast and can be accessed via the internet live or as a replay at www.earnings.com.

The conference call will be archived for replay on the above website for approximately 14 days following the call.

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About CDT

Cambridge Display Technology is a global leader in the research, development and commercialisation of light emitting polymers (P-OLEDs), which are targeted for use in a wide range of electronic display products used for information management, communications and entertainment. Features include reduced power consumption, size, thickness and weight, very wide viewing angle, superior video imaging performance and the potential for use on flexible display substrates. Current CDT licensees are actively developing their manufacturing strategies. Founded in 1992, the company is headquartered in Cambridge, UK.

http://www.cdtltd.co.uk